UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2015

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 8, 2015, the Board of Directors (“Board”) of Big 5 Sporting Goods Corporation (the “Company”) was expanded to eight directors, and the Board appointed Robert C. Galvin as a Class A Director to fill the added position on the Board. Mr. Galvin’s current term is scheduled to expire at the Company’s 2018 annual meeting of stockholders. The Board has determined that Mr. Galvin is an “independent director” pursuant to the Nasdaq Stock Market requirements.

There are no arrangements or understandings between Mr. Galvin and any other person(s) pursuant to which he was selected as a director. Mr. Galvin’s appointment was made pursuant to and in compliance with the Company’s Settlement Agreement dated April 30, 2015, with Stadium Capital Management, LLC and certain of its affiliates (“Settlement Agreement”). Pursuant to the Settlement Agreement, Mr. Galvin was also appointed to the Board’s Value Creation Committee (as described in the Settlement Agreement).

Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Galvin, or members of his immediate family, had or will have a direct or indirect material interest.

Concurrently with his appointment to the Board, Mr. Galvin was granted options to purchase 10,000 shares of the Company’s common stock at a price of $13.96 per share. The options were issued under the Company’s Amended and Restated 2007 Equity and Performance Incentive Plan.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 8, 2015, the Board amended Article II, Section 8 of the Amended and Restated Bylaws of the Company (the “Bylaws”) to provide that each director nominee in an uncontested election (as defined in the Bylaws) shall be elected if the number of votes cast “for” such director nominee’s election exceeds the number of votes cast “against” such director nominee’s election, and that in a contested election (as defined in the Bylaws), the director nominees receiving a plurality of the votes cast shall be elected. Previously, the Company’s Bylaws provided that directors were to be elected in a meeting of stockholders at which a quorum was present by the plurality of the votes cast to elect a director, whether or not the election was contested. The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, as amended, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

The Board also adopted a Policy Statement on Majority Voting (“Policy”) in furtherance of the majority voting standard in the Bylaws. Under the Policy, in uncontested elections, an incumbent director nominee who does not receive the required votes for reelection shall promptly tender his or her resignation to the Board following certification of the shareholder vote. This resignation shall only be effective upon acceptance by the Board. The Nominating and Corporate Governance Committee of the Board or another committee will consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action. The Board will make a determination as to whether to accept the tendered resignation no later than at its first regularly scheduled meeting following certification of the stockholder vote, but in any case, no later than 90 days following the certification of the stockholder vote. The foregoing description of the Policy does not purport to be complete and is qualified in its entirety by the full text of the Policy, which can be found on the Corporate Governance page of the “Investor Relations” section of the Company’s website.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Big 5 Sporting Goods Corporation, as amended July 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION

(Registrant)

Date: July 10, 2015

/s/ Barry D. Emerson

Barry D. Emerson

Senior Vice President, Chief Financial

Officer and Treasurer